Exhibit 99.1

DSP Group, Inc. Reports Fourth Quarter 2007 Earnings

SAN JOSE, Calif., January 30, 2008—DSP Group, Inc. (NASDAQ: DSPG), a worldwide leader in developing and providing chip-set solutions for residential wireless connectivity, announced today its results for the fourth quarter ended December 31, 2007.

Fourth Quarter Results:

Revenues for the fourth quarter of 2007 were $85,198,000, an increase of 111% from revenues of $40,383,000 for the fourth quarter of 2006. Net loss for the fourth quarter was $1,586,000 as compared to net income of $1,600,000 for the fourth quarter of 2006. Earnings per share (EPS) for the fourth quarter of 2007 were a loss of $0.05 per share, as compared to earnings of $0.06 per share for the fourth quarter of 2006.

Year End Results:

Revenues for the year ended December 31, 2007 were $ 248,788 ,000, an increase of 15% over 2006 revenues of $ 216,948,000. Net loss for 2007 was $4,753,000 compares to net income of $22,379,000 for 2006. Diluted EPS for 2007 was a loss of $0.16 per share, compared to income of $0.74 per share in 2006.

Non-GAAP Results:

Non-GAAP net income and diluted EPS for the fourth quarter of 2007, excluding the impact of amortization of acquired intangible assets of $8,244,000, associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V.; equity-based compensation expenses of $3,281,000; and the tax benefits associated with such expenses, were $9,111,000 and $0.29 per share on a diluted basis, representing an increase of 92% from the non-GAAP net income of $4,740,000 and an increase of 81% from non-GAAP diluted EPS of $0.16 per share for the fourth quarter of 2006.

Pro forma net income and diluted EPS for the year ended December 31, 2007, excluding the impact of an in-process R&D expense of $10,120,000, amortization of acquired intangible assets of $11,948,000, equity-based compensation expenses of $ 14,022,000; and the tax benefits associated with such expenses, were $29,230,000 and $0.99, respectively, representing a decrease of 14% and 12%, respectively, from the year ended December 31, 2006.

Share Buyback:

During the fourth quarter of 2007, DSP Group repurchased 1,196,665 shares of its Common Stock at an average price of $15.02 per share, for an aggregate price of approximately $18 million.

For the full year ended December 31, 2007, DSP Group repurchased 1,617,844 shares of its Common Stock at an average price of $15.88 per share, for an aggregate price of approximately $26 million.

The Company announced that in light of the Company’s strong cash position and its focus on shareholder value, its Board of Directors has authorized management to repurchase an additional 2.9 million shares of the Company’s common stock in open-market and privately negotiated transactions.

After giving effect to the most recent repurchases and the additional share repurchase authorization, approximately 5.0 million shares of the Company’s Common Stock remain authorized for repurchase under the current repurchase program approved by the Company’s Board of Directors.

DSP Group may enter into a plan that is compliant with Rule 10b5-1 of the United States Securities Exchange Act of 1934 that is designed to facilitate these purchases.

Under the repurchase program, share purchases may be made from time to time depending on market conditions, share price, trading volume and other factors, and such purchases will be made in accordance with the requirements of the Securities and Exchange Commission.

Eli Ayalon, Chairman and CEO of DSP Group, stated: “During the fourth quarter, we demonstrated the positive financial impact the acquisition had on our financial results, our revenues more than doubled as compared to the fourth quarter of 2006, and we significantly improved our non-GAAP operating margins in the fourth quarter to 10.5%.”

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended December 31, 2007 to the same period during 2006, because results for the fourth quarter of 2006 did not include the amortization of acquired intangibles and other acquisition-related assets and the in-process R&D expense. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensations expenses are reflected on its statements of income.

About DSP Group

DSP Group, Inc. is a fabless semiconductor company, offering advanced chip-set solutions for a variety of applications. DSP Group is a worldwide leader in the short-range wireless communication market, enabling home networking convergence for voice, video and data. By combining its in-house technologies of Digital Signal Processors (DSPs), portfolio of wireless communication protocols, including DECT, Bluetooth and Wi-Fi, most advanced Radio Frequency CMOS and SiGe, as well as VoIP ICs, DSP Group is a worldwide leader and a one-stop-shop for a wide range of applications. These applications include ISM band digital 900MHz, 2.4GHz and 5.8GHz telephony, European DECT (1.9GHz) telephony, Bluetooth systems for voice, video and data communication and deployment in residential, SOHO, SME, enterprise and automotive applications. DSP Group’s ICs provide solutions for MP3 players, VoIP Phones, Gateways, and Integrated Access Devices and are widely used in Digital Voice Recorders. More information about DSP Group is available at www.dspg.com.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss the financial results for the fourth quarter of 2007 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://ir.dspg.com./phoenix.zhtml?c=101665&p=irol-calendar.

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # 1-888-286-8010 (passcode: 76314490)

—International Dial-In # 1-617-801-6888 (passcode: 76314490)

For more information, please contact Ofer Elyakim, Vice President of Business Development, DSP Group Inc. at (408) 240-6839; or e-mail: ofere@dsp.co.il.

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Product revenues and other	$85,198	$40,383	$248,788	$216,948
Cost of product revenues and other	49,641	24,883	148,075	128,559

Gross profit	35,557	15,500	100,713	88,389
Operating expenses:
Research and development	19,394	11,972	58,488	47,525
Sales and marketing	6,073	4,074	19,060	16,306
General and administrative	4,418	2,671	14,614	11,137
In-process R&D	—	—	10,120	—
Amortization of intangible assets	8,275	—	11,332	—

Total operating expenses	38,160	18,717	113,614	74,968

Operating income (loss)	(2,603)	(3,217)	(12,901)	13,421
Other income :
Interest and other income, net	1,394	3,366	10,541	13,198

Income (loss) before provision for income taxes	(1,209)	149	(2,360)	26,619
Provision for income taxes (benefit)	377	(1,451)	2,393	4,240

Net income (loss)	$(1,586)	$1,600	$(4,753)	$22,379

Net earnings (loss) per share:
Basic	$(0.05)	$0.06	$(0.16)	$0.76
Diluted	$(0.05)	$0.06	$(0.16)	$0.74
Weighted average number of shares of Common stock used in the computation of:
Basic	31,832	28,746	29,495	29,343
Diluted	31,876	29,031	29,646	30,049

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (NON-GAAP)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Product revenues and other	$85,198	$40,383	$248,788	$216,948
Cost of product revenues and other	49,484	24,756	146,796	128,098

Gross profit	35,714	15,627	101,992	88,850
Operating expenses:
Research and development	17,718	10,197	51,345	41,172
Sales and marketing	5,673	3,720	17,444	14,987
General and administrative	3,401	1,631	10,014	7,146

Total operating expenses	26,792	15,548	78,803	63,305

Operating income	8,922	79	23,189	25,545
Other income :
Interest and other income, net	1,394	3,366	11,538	13,198

Income before provision for income taxes	10,316	3,445	34,727	38,743
Provision for income taxes (benefit)	1,205	(1,295)	5,497	4,730

Net income	$9,111	$4,740	$29,230	$34,013

Net earnings per share:
Basic	$0.29	$0.16	$0.99	$1.16
Diluted	$0.29	$0.16	$0.99	$1.13
Weighted average number of shares of Common stock used in the computation of:
Basic	31,832	28,746	29,495	29,343
Diluted	31,876	29,031	29,646	30,049

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
GAAP net (loss) income	$(1,586)	$1,600	$(4,753)	$22,379

Equity-based compensation expense Included in cost of product revenues	188	127	663	461
Amortization of adjustment of inventories to market values Included in cost of product revenues	(31)	—	616	—
Equity-based compensation expense Included in R&D	1,676	1,775	7,143	6,353
Equity-based compensation expense Included in SG&A	1,417	1,394	6,216	5,310
Loss related to certain marketable securities	—	—	996	—
In-process R&D	—	—	10,120	—
Amortization of intangible assets related to NXP transaction	8,275	—	11,332	—
Tax benefit resulting from equity-based compensation, loss related to certain marketable securities, in-process R&D and amortization of intangibles and other acquisition-related assets	(828)	(156)	(3,103)	(490)
Non-GAAP net income	$9,111	$4,740	$29,230	$34,013

Non-GAAP basic earnings per share	$0.29	$0.16	$0.99	$1.16
Non-GAAP diluted earnings per share	$0.29	$0.16	$0.99	$1.13

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$69,586	$37,344
Marketable securities and cash deposits	63,682	132,170
Trade receivables, net	51,636	21,489
Inventories	16,361	14,366
Other accounts receivable	7,582	4,049
Deferred income taxes	4,011	1,516

Total current assets	212,858	210,934
Property and equipment, net	14,270	12,644
Long term marketable securities	34,469	179,368
Severance pay fund	6,883	5,689
Deferred income taxes	5,109	1,987
Goodwill and other intangible assets	237,969	2,694
Other assets	694	672

Total assets	$512,252	$413,988

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,428	$12,205
Other current liabilities	47,906	28,969

Total current liabilities	78,334	41,174
Accrued severance pay	7,303	6,065
Accrued pensions	1,758	—
Stockholders’ equity:
Common stock	31	28
Additional paid-in capital	300,542	216,041
Accumulated other comprehensive income (loss)	1,025	28
Retained earnings	187,063	195,198
Less – Cost of treasury stock	(63,804)	(44,546)

Total stockholders’ equity	424,857	366,749

Total liabilities and stockholders’ equity	$512,252	$413,988